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                                                                      EXHIBIT 10

                  INFORMATION RESOURCES, INC. & SUBSIDIARIES

                       EMPLOYMENT TERMINATION AGREEMENT

     This Employment Termination Agreement ("Agreement") is made as of March 4, 1996, effective as of the close of business March 13, 1996 ("Effective Date") by and between Information Resources, Inc., a Delaware corporation (the "Company") and George R. Garrick ("Garrick").

WHEREAS, the Company and Garrick have previously entered into an employment agreement dated November 4, 1993 (the "Employment Agreement"); and,

WHEREAS, the Company and Garrick are desirous of mutually and amicably terminating the employment relationship contemplated by the Employment Agreement, with the effective date of such termination to be the close of business March 13, 1996; and

WHEREAS, the parties further desire that, except as provided to the contrary in this Agreement, the provisions of the Employment Agreement shall govern the post-termination activities of the parties,

NOW THEREFORE, in consideration of the mutual promises and obligations set forth herein, the parties agree as follows:

1.   Termination of Employment
     -------------------------

     Pursuant to the provisions of Section 3.1(b) of the Employment Agreement, Garrick hereby terminates his employment with the Company, effective as of the Effective Date hereof, and the Company waives its right under Section 3.1(b) to receive 90 days prior written notice of such termination from Garrick.

2.   Closing Transactions
     --------------------

     On and as of the Effective Date, there shall be a "closing" at which time the following transactions shall take place:

          a. Garrick shall exercise the 50,000 stock options (exercise price $0.01) currently held by him, through a "cashless exercise" of such options.

          b. The Company shall pay Garrick the difference between the pretax proceeds of the "cashless exercise" and $34 per share, less applicable tax withholdings.

          c. The 100,000 options (exercise price $34) currently held by Garrick shall be canceled by the Company.

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          d. Garrick shall pay the sum of $800,000 representing the outstanding balance of the loan made to Garrick pursuant to Section 2.4 of the Employment Agreement. Upon such payment, the Promissory Note executed by Garrick evidencing such loan shall be marked paid-in-full and delivered to Garrick.

          e. Garrick shall vacate his office at IRI, and return all IRI property to IRI, including but not limited to computers, cellular phone and credit cards.

          f. Garrick shall be paid his salary through March 13, 1996.

          g. The reciprocal payment obligations set forth in items (b), (d) and
          (f) above may, at IRI's option, be discharged by a single net payment from IRI to Garrick, after appropriate tax withholdings.

          h. Garrick shall be entitled to participate in the Company's health insurance plan and receive family coverage through February 28, 1998, provided that Garrick timely pays the Company the monthly premium for that coverage.

3. Noncompetition, Non-Hiring and Confidentiality Obligations
   ----------------------------------------------------------

     The provisions of Article IV of the Employment Agreement shall remain in full force and effect for the periods of time indicated in Article IV, which periods shall begin to run from the Effective Date. Notwithstanding the foregoing, none of the following activities shall be deemed to violate the provisions of said Article IV:

          a. The hiring of Steve Sailer.

          b. The hiring of any person who is an employee of IRI as of the Effective Date and whose employment is subsequently terminated other than by voluntary resignation.

          c. The hiring of any person who is an employee of IRI as of the Effective Date who voluntarily resigns from IRI, provided that no such hiring takes place prior to 180 days following the effective date of such employee's voluntary resignation.

     With respect to Article V of the Employment Agreement, the pursuit by Garrick of a business to provide marketing and business services on the Internet or which facilitates the conduct of business on the Internet by other companies shall not be deemed to fall within the provisions of
     Section 5.2 of the Employment Agreement.

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4.   Continuing Obligations
     ----------------------

     a. Except as may be otherwise provided in this Agreement, the provisions of Articles IV, V and VI of the Employment Agreement shall remain in full force and effect according to their terms.

     b. Except as may be otherwise provided in this Agreement, neither party shall, subsequent to the Effective Date, have any obligation to the other pursuant to Articles I, II or III of the Employment Agreement.

     c. Garrick agrees to cooperate fully with the Company, and to make himself reasonably available and for reasonable lengths of time, with respect to the prosecution, defense or other activities reasonably related to any claims, litigations or investigations currently pending or to be brought for or against the Company as to which Garrick may have knowledge of the facts or circumstances.

     d. Except for the provisions of Articles IV, V and VI of the Employment Agreement and except as to the covenants stated herein, the Company and Garrick mutually, on behalf of themselves and their heirs, personal representatives, officers, directors, employees, affiliates, successors and assigns, do hereby forever release and discharge each other and their respective heirs, personal representatives, agents, officers, directors, employees, affiliates, successors and assigns, and each of them, from any and all actions, causes of actions, claims, suits, demands, liabilities and damages whatsoever, whether at law or in equity, arising, or which could arise, from the employment relationship between the Company and Garrick whether now known or unknown.

5.   Miscellaneous
     -------------

     a. Both parties shall keep the terms of this Agreement confidential and neither party shall make any public statement regarding this Agreement or the terms hereof without the prior approval of the other. Notwithstanding the foregoing, the Company shall, in its sole discretion, be free to make such filings and disclosures in compliance with its obligations as a publicly traded corporation; provided that except for the foregoing, neither party will make any public announcement, press release, or the like regarding a party without the other party reviewing and consenting to the text of the announcement. Without limiting the generality of the foregoing, the Company and Garrick agree that neither will disparage each other, or provide any information to third parties other than to acknowledge that Garrick was employed by the Company, the position and the duties of that position which he held, and the dates of employment.

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     b. This Agreement shall be binding upon and inure to the benefit of Garrick and the Company and each of their respective heirs, personal representatives, permitted assigns and successors in interest, including, in the case of the Company any company with which the Company may be merged or consolidated or to which all or substantially all of the Company's assets may be transferred. Except in the case of a merger, consolidation, sale of substantially all the assets of the Company (in which case the Company may assign this Agreement), this Agreement shall not be assignable by Garrick or the Company without the express written consent of the other party.

     c. This Agreement embodies the entire agreement of the Company and Garrick with respect to the subject matter hereof, and no amendment or modification of the terms of this Agreement shall be effective unless reduced to a written instrument executed by Garrick and the Company. The headings of sections in this Agreement are for convenience only.

     d. This Agreement shall be construed and enforced in accordance with the law of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


INFORMATION RESOURCES, INC.



By:  \s\ Gian Fulgoni
     -------------------------------------------

Title: CEO
       -------------------------------------------



           \s\ George R. Garrick
 -----------------------------------------------
             George R. Garrick

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